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                         Consent of Independent Auditors



The Board of Directors
Cova Financial Life Insurance Company



We consent to the use of our reports on the financial statements of Cova Financial Life Insurance Company (the Company) dated February 4, 2000, and on the financial statements of the sub-accounts of Cova Variable Life Account Five dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Prospectus, in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-6, File No. 333-83183) of Cova Variable Life Account Five.


                                              /s/KPMG LLP
                                              ------------
                                                 KPMG LLP


Chicago, Illinois
August 29, 2000